                                                                     EXHIBIT 4.3



                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I INTRODUCTION.........................................................1

        I.1    Establishment...................................................1
        I.2    Purposes........................................................1
        I.3    Effective Date..................................................1

ARTICLE II DEFINITIONS.........................................................2

        II.1   Definitions.....................................................2

ARTICLE III OPTIONS............................................................3

        III.1  Participation...................................................3
        III.2  Grant...........................................................4
        III.3  Terms and Conditions............................................4

ARTICLE IV AUTHORIZED STOCK....................................................7

        IV.1   The Stock.......................................................7
        IV.2   Adjustments.....................................................7
        IV.3   No Rights as Stockholder........................................8
        IV.4   Fractional Shares...............................................8

ARTICLE V TRANSFER OF CONTROL..................................................9

        V.1    Definition......................................................9
        V.2    Effect on Options...............................................9

ARTICLE VI GENERAL PROVISIONS.................................................10

        VI.1   Administration.................................................10
        VI.2   Expiration.....................................................10
        VI.3   Amendments, Etc................................................11
        VI.4   Treatment of Proceeds..........................................11
        VI.5   Paragraph Headings.............................................11
        VI.6   Severability...................................................11
        VI.7   Rule 16b-3.....................................................11
        VI.8   Continuation of Initial Plan as to Outstanding Options.........11

                              AMENDED AND RESTATED
                             McAFEE ASSOCIATES, INC
                                STOCK OPTION PLAN
                              FOR OUTSIDE DIRECTORS


                                    ARTICLE I

                                  INTRODUCTION

        I.1 Establishment. On January 19, 1993, McAfee Associates, Inc., a Delaware corporation (together with any successor corporation thereto, the "Company"), established the McAfee Associates, Inc. Stock Option Plan for Outside Directors (the "Initial Plan") for certain members of its Board (as defined in Section 2.1(d)) who are not employees of the Company or any Affiliated Corporation (as defined in Section 2.1(b)) and who are eligible to participate in the Plan based upon the definition of an Outside Director set forth in Section 2.1(i). The Initial Plan is hereby amended and restated in its entirety as the Amended and Restated McAfee Associates, Inc. Stock Option Plan for Outside Directors (the "Plan").

        I.2    Purposes.

        The purpose of the Plan is to provide certain directors of the Company who are not also employees of the Company or an Affiliated Corporation (as defined in Section 2.1(b)) added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company.

        I.3    Effective Date.

         The effective date of the Plan shall be January 1, 1993 (the "Effective Date"), subject to approval by the affirmative votes of the holders of a majority of the shares of the Company present or represented and entitled to vote at a meeting duly held (in person or through written consent) in accordance with governing law within one year following the Effective Date. If the stockholders of the Company do not approve the Plan as specified above, Options granted under the Plan shall be deemed to be rescinded without any further action by the Board or the Company, and the Plan shall automatically terminate, notwithstanding any other provision in the Plan to the contrary.

                                   ARTICLE II

                                   DEFINITIONS

        II.1   Definitions.

               For purposes of the Plan:

               (a) "Affiliate" and "Associate" shall have the meanings specified in Rule 12b-2 or any successor regulation under the Exchange Act.

               (b) "Affiliated Corporation" means any corporation or other entity (including but not limited to a partnership) that is affiliated with the Company through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and (c) of the Code.

               (c) "Annual Meeting" means the annual meeting of the Company's stockholders.

               (d) "Board" means the Board of Directors of the Company. If a committee of the Board has been appointed to administer the Plan, "Board" also means such committee.

               (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

               (f) "Disabled" or "Disability" shall have the meaning given to such terms in Section 22(e)(3) of the Code.

               (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

               (h) "Fair Market Value" of a share of Stock shall be the last reported sale price of the Stock on the NASDAQ National Market System on the day the determination is to be made, or if no sale took place on such day, the average of the closing bid and asked prices of the Stock on the NASDAQ National Market System on such day, or if the market is closed on such day, on the last day prior to the date of determination on which the market was open for the transaction of business, as reported by NASDAQ. If, however, the Stock should be listed or admitted for trading on a national securities exchange, the Fair Market Value of a share of the Stock shall be the last reported sale price on such securities exchange on the date the determination is to be made, or if no sale took place on such day, the average of the closing bid and asked prices on such day, or if the market is closed on such day, on the last day prior to the date of determination on which the market was open for the transaction of business, as reported in the principal consolidated transaction reporting system for the principal national securities exchange on which the Stock is listed or admitted for trading. If the Stock is not listed or traded on the NASDAQ National Market System or on any national securities exchange, the Fair Market Value of the Stock for purposes of the grant of Options under the Plan shall be determined by the Board in good faith.

               (i) "Outside Director" is an individual who is (i) a member of the Board and (ii) not an employee of the Company or an Affiliated Corporated. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Code. Furthermore, any individual who performs services, whether as an employee, partner, sole proprietor, director, trustee, independent contractor, or consultant, for any entity or group of affiliated entities which own at least ten percent (10%) of the total combined


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

voting power of all classes of stock of the Company shall not be considered to be a "Outside Director" for purposes of the Plan.

               (j) "Holder" means an Outside Director who has received one or more Options under the terms of the Plan.

               (k) "Option" means a right granted under the Plan to purchase Stock at a stated price for a specified period of time. The Options granted under the Plan shall be nonstatutory stock options, that is options that do not satisfy the requirements of Section 422 of the Code.

               (l) "Option Agreement" means a written agreement between the Company and the Holder of an Option as described in Section 3.2(c) hereof.

               (m) "Option Price" means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with Section 3.3(b).

               (n)    "Share" means a share of Stock.

               (o)    "Stock" means the common stock of the Company.

                                   ARTICLE III

                                     OPTIONS

        III.1 Participation. Each Outside Director who is elected or re-elected at an Annual Meeting or at any other time (such as an individual who becomes an Outside Director by filling a vacancy on the Board or a newly created directorship) shall receive an Option as of the date of such election. Each Outside Director who is elected or re-elected for a term longer than one year, including Outside Directors elected or re-elected prior to the Effective Date, shall receive Options as of the date of his or her election and as of each anniversary date during his or her term. Options shall be granted in accordance with Section 3.2 on the terms and conditions herein described.

        III.2  Grant.

               (a) Annual Grants. Each Outside Director of the Company shall automatically receive, on the date of that Outside Director's initial election to the Board, an Option to purchase 33,750 Shares (the "Initial Grant"). Each Outside Director of the Company who has already received an Initial Grant shall automatically receive, on each anniversary date of the Initial Grant, an Option to purchase 11,250 Shares.

               (b) Date of Grant. The date on which an Outside Director receives an Option hereunder is referred to as the date of grant of such Option.

               (c) Option Agreement. Each Option granted under the Plan shall be evidenced by an Option Agreement which shall incorporate and conform to the terms and conditions set forth in Section 3.3 of the Plan.

        III.3 Terms and Conditions. Options issued pursuant to the Plan shall have the following terms and conditions:

               (a) Number and Timing. Each Outside Director shall receive under the Plan Options to purchase the number of Shares determined as specified in Section 3.2, subject to adjustment as provided in Section 4.2. Such grants shall be made at the times specified in Section 3.2.

               (b) Price. The price at which each Share covered by the Option may be purchased by each Outside Director shall be the Fair Market Value of a share of the Stock on the date of grant, subject to adjustment as provided in
Section 4.2.

               (c) Duration of Options. Each Option shall expire ten years from the date the Option is granted (the "Option Period"), unless terminated sooner pursuant to Section 3.3(d) below or fully exercised prior to the end of such period.

               (d) Termination of Service, Death, Etc. An Option shall terminate in the following circumstances in the Holder ceases to be a director of the Company:

                      (i) Removal for Cause. If the Holder is removed as a director of the Company during the Option Period for cause, the Option shall be void thereafter for all purposes, including as to Shares for which the Option was otherwise exercisable according to Section 3.3(g) prior to the Holder's removal as a director of the Company.

                      (ii) Disability. If the Holder ceases to be a director of the Company on account of Disability, the Option may be exercised by the Holder (or, in case of death thereafter, by the persons specified in Section 3.3(d)(iii)) within one year following the date on which the Holder ceased to be a director (if otherwise within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to Shares for which the Option had become exercisable on or before the date the Holder ceased to be a director on account of Disability.

                      (iii) Death. If the Holder dies during the Option Period while still serving as a director or within the three-month period referred to in Section 3.3(d)(iv) below, the Option may be exercised by those entitled to do so under the Holder's will or by the laws of descent and distribution within one year following the Holder's death (if otherwise within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares for which the Option had become exercisable on or before the date of the Holder's death.

                      (iv) Other Termination. If the Holder ceases to be a director within the Option Period for any reason other than removal for cause. Disability or death, the Option may be exercised by the Holder within three months following the date of such termination (if otherwise within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares for which the Option had become exercisable on or before the date the Holder ceased to be a director.

                      (v) Extension if Holder Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Sections 3.3(d)(i), (ii), (iii), or (iv) of Shares acquired upon the exercise of the Option would subject the Holder to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such Shares by the Holder would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Holder's termination of service as a director, or (iii) the expiration of the Option Period.

                      (vi) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 3.3(d)(i), (ii), (iii) or (iv) is prevented by the provisions of Section 3.3(e)(iv), the Option shall remain exercisable until three (3) months after the date the Holder is notified by the Company that the Option is exercisable, but in any event no later than the expiration of the Option Period.

               (e)    Transferability, Exercisability.

                      (i) Each Option granted under the Plan shall not be transferable by a Holder other than by will or the laws of descent and distribution.

                      (ii) Each Option granted under the Plan shall be exercisable during the Holder's lifetime only by the Holder or, in the event of disability or incapacity, by the Holder's guardian or legal representative.

                      (iii) Notwithstanding any other provision of the Plan, no Option may be unconditionally granted unless and until the Plan is approved by the stockholders of the Company in accordance with Section 1.3, and for any Option granted prior to the time of such stockholder approval which is subject to such approval, the date of grant of the Option shall be the date on which the stockholders of the Company approve the Plan.

                      (iv) The grant of an Option and the issuance of Shares upon exercise of an Option shall be subject to compliance with all applicable requirements of federal and state law with respect to such securities. An Option may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may not be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares subject to an Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of an Option, the Company may require the Holder to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

               (f)    Exercise, Payments, Etc.

                      (i) Method of Exercise. The method for exercising each Option granted shall be by delivery to the Company of written notice specifying the number of shares with respect to which the Option is exercised. The purchase of Stock pursuant to the Option shall take place at the principal office of the Company within thirty days following delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods set forth in Section 3.3(f)(ii) or a combination thereof. A properly executed certificate or certificates representing the Stock shall be delivered to the Holder upon payment therefor.

                      (ii) Payment of Option Price. The Option Price shall be paid by any of the following methods or any combination of such methods, at the option of the Holder: (A) cash; (B) certified, cashier's or other check acceptable to the Company, payable to the order of the Company; (C) delivery to the Company of certificates representing a number of shares of Stock then owned by the Holder, the Fair Market Value of which (determined as of the date the notice of exercise is delivered to the Company) equals the price of the Stock to be purchased pursuant to the Option, properly endorsed for transfer to the Company; or (D) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) ("Immediate Sales Proceeds"). No Option may be exercised by delivery to the Company of certificates representing Stock that has been held by the Option Holder for less than six months or such other period as shall be sufficient for the Company to avoid, if possible, the recognition of expense with respect to the Option for accounting purposes. The payment of the exercise price with Immediate Sales Proceeds shall comply with procedures established by the Company, which procedures may be changed from time to time in the Company's sole discretion. The Company retains the right to discontinue the availability of payment with Immediate Sales Proceeds at any time.

               (g)    Service Required for Exercise. Except as set forth in
Section 1.3 and 3.3(d), the Initial Grant made to an Outside Director under the Plan shall become exercisable (i) for one-third (1/3) of the total number of shares subject to such Option after one year of continuous service by the Holder as a director of the Company after the date of grant and (ii) for an additional one-third (1/3) of the total number of shares subject to the Option at the end of each full year of continuous service as a director of the Company thereafter, in each case rounded to the nearest whole number of shares. Except as set forth in Sections 1.3 and 3.3(d), each subsequent Option granted to an Outside Director under the Plan shall be exercisable in its entirety after three (3) years of continuous service by the Holder as a director of the Company after the date of grant. Except as set forth in Section 5.2, the Option shall not be exercisable as to any Shares as to which the applicable continuous service requirements has not been satisfied, regardless of the circumstances under which the Holder ceased to be a director.

                                   ARTICLE IV

                                AUTHORIZED STOCK

        IV.1 The Stock. Subject to adjustment pursuant to Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 1,132,813 and shall consist of authorized but unissued shares or treasury shares of Stock or any combination thereof. Shares of Stock underlying expired or canceled and unexercised Options shall again be available for issuance under the Plan. However, shares surrendered to the Company in payment of the Option Price of an Option shall not be available for issuance under the Plan.

        IV.2   Adjustments.

               (a) Stock Splits, Stock Dividends, Etc. If the Company at any time increases or decreases the number of its outstanding shares of Stock, or changes in any way the rights and privileges of such shares, by means of the payment of a stock dividend or the making of any other distribution upon such shares payable in Stock, or through a stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization involving the Stock, then the class, numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if the Stock issuable upon exercise of the Option had been validly issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the number and class of shares issuable pursuant to the Plan as provided in Section 4.1, (ii) the number and class of shares for which Options may be granted under the Plan pursuant to Section 3.2, (iii) the number and class of shares then subject to each outstanding Option granted under the Plan, and (iv) the Option Price for each outstanding Option.

        If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to a Transfer of Control (as defined in Section 5.1) shares of another corporation (the "New Shares"), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the Option Price of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion.

               (b) Adjustments for Certain Distributions of Property. If the Company shall at any time distribute with respect to its outstanding Stock, assets or securities of other persons (excluding cash dividends, distributions payable out of capital surplus, and dividends or other distributions referred to in Sections 4.2(a) and (c)), then the Option Price of outstanding Options shall be adjusted to reflect the fair market value of the assets or securities distributed, the Company shall provide for the delivery upon exercise of such Options of cash in an amount equal to the appropriate portion of the fair market value of the assets or securities distributed, or a combination of such actions shall be taken, all as determined by the Company in its discretion. Fair market value of the assets or securities distributed for this purpose shall be as determined by the Company.

               (c) Distributions of Capital Stock and Indebtedness. If the Company at any time distributes to all holders of Stock shares of its capital stock (other than Stock), or evidences of its indebtedness, then a proportionate part of such capital stock and evidences of indebtedness shall be set aside for each outstanding Option and, upon exercise of the Option, delivered to the Holder of such Option.

        IV.3 No Rights as Stockholder. A Holder shall have none of the rights of a stockholder with respect to the shares subject to an Option until such shares are transferred to the Holder upon exercise of such Option. Except as provided in Section 4.2, no adjustments shall be made for dividends, rights or other property distributed to stockholders (whether ordinary or extraordinary) for which the record date is prior to the date such shares are so transferred.

        IV.4 Fractional Shares. No adjustments or substitution provided for in this Article IV shall require the Company to sell a fractional share. The total substitution or adjustment with respect to each Option shall be limited by deleting any fractional share. In no event may the Option Price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option.

                                    ARTICLE V

                               TRANSFER OF CONTROL

        V.1 Definition. A "Transfer of Control" shall be deemed to have occurred in the event any of the following occurs with respect to the Company.

               (a) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the voting stock of the Company wherein the stockholders of the Company immediately before such sale or exchange do not retain in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before such event, directly or indirectly (including without limitation, through their ownership of shares of the voting stock of a corporation which, as a result of such sale or exchange, owns the Company either directly or through one or more subsidiaries), at least a majority of the beneficial interest in the voting stock of the Company's immediately after such sale or exchange;

               (b) a merger or consolidation wherein the stockholders of the Company immediately before such merger or consolidation do not retain in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before such event, directly or indirectly (including, without limitation, through their ownership of shares of the voting stock of a corporation which, as a result of such merger or consolidation, owns the Company either directly or through one or more subsidiaries), at least a majority of the beneficial interest in the voting stock of the Company immediately after such merger or consolidation;

               (c) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange, or transfer to one or more corporations (the "Transferee Corporation(s)") wherein the stockholders of the Company immediately before such sale, exchange, or transfer retain in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before such event, directly or indirectly (including, without limitation, through their ownership of shares of the voting stock of a corporation which owns the Transferee Corporation(s) either directly or through one or more subsidiaries, at least a majority of the beneficial interest in the voting stock of the Transferee Corporation(s) immediately after such event); or

               (d)    a liquidation or dissolution of the Company.

        V.2 Effect on Options. In the event of a Transfer of Control, any unexercisable or unvested portion of the outstanding Options shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Transfer of Control, and the Company shall provide each Holder of an outstanding Option with at least ten (10) days advance written notice of the pending Transfer of Control prior to the consummation thereof. The exercise or vesting of any Option that was permissible solely by reason of this Section
5.2 shall be conditioned upon the consummation of the Transfer of Control. In addition, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), for the Acquiring Corporation to either assume the Company's rights and obligations under outstanding Options or substitute substantially equivalent options for the Acquiring Corporation's stock for such outstanding Options. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Transfer of Control and any consideration received pursuant to the Transfer of Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. If the corporation the stock of which is subject to the outstanding Options immediately prior to a Transfer of Control described in Section 8.1(a) is the surviving or continuing corporation, the outstanding Options shall be deemed to have been assumed by the Acquiring Corporation for purposes of this Section 5.2

                                   ARTICLE VI

                               GENERAL PROVISIONS

        VI.1 Administration. The Plan shall be administered by the Board and/or any duly appointed committee of the Board having such powers as shall be specified by the Board. Unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. The Board shall have no authority, discretion, or power to select the Outside Directors who will receive Options under the Plan, to set the Option Price of the Options, to determine the number of Shares to be granted under option or the time at which such Options are to be granted, to establish the duration of Options, or alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan. All questions of interpretation of the Plan or of any Options granted under the Plan shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

        VI.2 Expiration. The Plan shall terminate whenever the Board adopts a resolution to that effect. After termination, no additional Options shall be granted under the Plan, but the Company shall continue to recognize Options previously granted.

        VI.3 Amendments, Etc. The Board may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension or termination shall impair any Option theretofore granted under the Plan or deprive any Holder of any Shares that he may have acquired through or as a result of the Plan without the consent of the Holder. The Plan may not be amended more than once every six months with respect to the persons entitled to be granted Options hereunder, the timing of grants to Outside Directors, the number of Shares subject to an Option or the Option Price thereof, other than amendments necessary to comport with changes in the Code, ERISA or the rules and regulations thereunder. The Company shall obtain the approval of stockholders to any amendment or modification of the Plan to the extent required by Rule 16b-3 under the Exchange Act or by the listing requirements of the National Association of Securities Dealers, Inc. or any stock exchange on which the Company's securities are quoted or listed for trading.

        VI.4 Treatment of Proceeds. Proceeds from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

        VI.5 Paragraph Headings. The paragraph headings are included herein only for convenience, and they shall have no effect on the interpretation of the Plan.

        VI.6 Severability. If any article, section, subsection or specific provision is found to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan.

        VI.7 Rule 16b-3. This Plan is intended to comply with the requirements of Rule 16b.3 under the Exchange Act. To the extent the Plan does not conform to such requirements, it shall be deemed amended to so conform without any further action on the part of the Board of Directors or stockholders.

        VI.8 Continuation of Initial Plan as to Outstanding Options. Notwithstanding any other provision of the Plan to the contrary, the terms of the Initial Plan shall remain in effect and apply to all Options granted pursuant to the Initial Plan.

        IN WITNESS WHEREOF, the undersigned Secretary of McAfee Associates, Inc., a Delaware corporation, certifies that the foregoing Amended and Restated McAfee Associates, Inc. Stock Option Plan for Outside Directors was duly adopted by the Board of Directors of McAfee Associates, Inc. on April 14, 1995.

                                  Plan History



    January 1993                            Board of Directors adopts Initial
                                    Plan with a share reserve of 125,000 shares.

    June 1993                               Stockholders approve Initial Plan
                                    with a share reserve of 125,000 shares.

    April 1995                              Board of Directors amends and
                                    restates Plan to conform change of control
                                    provisions to those contained in the 1995
                                    Stock Incentive Plan and to provide for
                                    automatic acceleration of exercisability
                                    upon a change of control, to provide for
                                    certain extensions to the post-termination
                                    exercise period, to eliminate restriction
                                    on exercise within 6 months of date of
                                    grant, to change Plan share limit to a
                                    limit on issuance of treasury shares, to
                                    add a provision regarding administration by
                                    the Board, and to reflect other minor
                                    clarifications.

    June 1995                               Stockholders approve amended and
                                    restated Plan.

    October 1995                            Board declares a 3-for-2 stock
                                    dividend, resulting in a share reserve of
                                    187,500 shares.

    May 1996                                Board declares a 3-for-2 stock
                                    dividend, resulting in a share reserve of
                                    281,250 shares.

    September 1996                          Board declares a 3-for-2 stock
                                    dividend, resulting in a share reserve of
                                    421,875.

    May 1998                                Board declares a 3-for-2 stock
                                    dividend, resulting in a share reserve of
                                    632,813.

    June 1999                               Stockholders approve increase in
                                    share reserve by 500,000 shares, resulting
                                    in a share reserve of 1,132,813.
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